PROMISSORY NOTE

Principal amount: [see Schedule A]
Date: [see Schedule A]
Due Date:  January 15, 2002

     FOR VALUE RECEIVED the undersigned Maker (i.e. Senesco Technologies, Inc., a Delaware Corporation, with principal offices at 303 George Street, New Brunswick, New Jersey 08901) hereby promises to pay to the order of [see Schedule A] at [see Schedule A] the sum of [see Schedule A] $[see Schedule A]) dollars, together with interest thereon at the prime rate from the date hereof on the unpaid balance. This Promissory Note is due and payable in full on or before January 15, 2002.

1. NO OFFSETS. Maker agrees to pay this Note free from any offset, deduction, or counterclaim.

2. DEFAULT AND ACCELERATION. Maker shall be immediately in default upon the occurrence of any of the following events: (a) Maker violates or otherwise fails to perform or observe any term, covenant, or agreement contained in this Note; (b) the winding up, liquidation, or dissolution of Maker; (c) sale or transfer of substantially all of Maker's assets; (d) a receiver is appointed for all or any part of Maker's property; (e) Maker makes an assignment for the benefit of its creditors; or (f) Maker files or has filed for protection under any bankruptcy law. In the event that Maker defaults under this Note, then, at the option of the holder of this Note, the entire unpaid balance of principal plus accrued interest shall become immediately due and payable.

3. WAIVERS. Maker waives presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time at the written consent of the holder, all without in any way affecting the liability of Maker.

4. ATTORNEY'S FEES AND INTEREST. If an event of default has occurred and the holder of this Note refers it to any attorney for collection, Maker agrees to pay all costs and reasonable attorney's fees incurred by the holder of this Note in connection therewith. Interest shall accrue from the date of default at the rate of Prime plus 3% per annum or the maximum legal interest rate, whichever is greater.

5. CONSTRUCTION. This Note shall be governed by and construed and enforced under the laws of the state of New York.

6. SUCCESSORS. The terms and conditions of this Note shall inure to the benefit of and be binding jointly and severally upon the successors, assigns, heirs, survivors, and personal representatives of Maker and shall inure to the benefit of any holder, its legal representatives, successors, and assigns.

7. NO BREACH. No breach of any provision of this Note shall be deemed waived unless it is waived in writing. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of this Note.

8. AMENDMENTS. This Note may be amended or modified only by written agreement duly executed by Maker and Payee or the holder of this Note.

9. NO DEFAULT. If the due date of any payment under this Note falls on a Saturday, Sunday, or public holiday, such payment may be made on the next business day without constituting a default in payment under this Note.



SENESCO TECHNOLOGIES, INC.
(Maker)

By:
   ------------------------                     -----------------------------
                                                Attest

CORPORATE SEAL:



STATE OF                 )
         ----------------
                                ss:
COUNTY OF                )
         ----------------

     On the       day of           ,  2001 before me came               ,  to me
            -----        ----------                       --------------
known , who,  being by me duly sworn,  did depose and say that he resides at No.
                                          ,  that he is the                   of
------------------------------------------                  -----------------
Senesco Technologies, Inc., the corporation described in, and which executed, the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.


                                                 ----------------------------
                                                 Notary Public

                                                                      SCHEDULE A
                                                                      ----------



    Date of Note                 Amount              Payee
    ------------                 ------              -----

    July 10, 2001                $200,000            Christopher Forbes

    August 16, 2001              $ 50,000            Christopher Forbes

    September 5, 2001            $ 50,000            Christopher Forbes

    September 5, 2001            $100,000            Thomas C. Quick

    October 9, 2001              $ 75,000            Thomas C. Quick